SCHEDULE 14A
                                    (Rule 14a-101)
                       INFORMATION REQUIRED IN PROXY STATEMENT
                               SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the Securities
                                 Exchange Act of 1934

          Filed by the registrant  X
          Filed by a party other than the registrant
          Check the appropriate box:
           X     Preliminary proxy statement
                 Definitive proxy statement
                 Definitive additional materials
                 Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             Templeton Global Investment Trust

                   (Name of Registrant as Specified in Its Charter)

                              Templeton Global Investment Trust

                      (Name of Person(s) Filing Proxy Statement)

          Payment of filing fee (Check the appropriate box):

           X        $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1),
                    or 14a-6(j)(2)
                    $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
                    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

               (1) Title of each class of securities to which transaction applies:

               (2) Aggregate number of securities to which transaction applies:

               (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
                    Rule 0-11:

               (4)  Proposed maximum aggregate value of transaction:

                    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identifying the filing for which the offsetting fee was paid previously.  Identify the previous filing by
                    registration statement number, or the form or schedule and the date of its filing.
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               (1)  Amount previously paid:

               (2)  Form, schedule or registration statement no.:

               (3)  Filing party:

               (4)  Date filed:

                          TEMPLETON GLOBAL INVESTMENT TRUST

               700 Central Avenue, St. Petersburg, Florida  33701-3628

                          NOTICE OF MEETING OF SHAREHOLDERS
                      OF TEMPLETON GLOBAL RISING DIVIDENDS FUND

                                    April 20, 1995



               NOTICE IS HEREBY GIVEN that a Meeting of Shareholders (the "Meeting") of Templeton Global Rising Dividends Fund (the "Fund"), a series of Templeton Global Investment Trust (the "Trust"), will be held at the Trust's offices, 700 Central Avenue, St. Petersburg, Florida 33701-3628 on Thursday, April 20, 1995 at 10:00 a.m. (Eastern Standard Time) for the following purposes:

               I. To approve or disapprove an amendment to the Fund's investment objective and to change the Fund's name; and

              II. To transact such other business as may properly come before the Meeting.

               Every Shareholder of record as of the close of business on March 3, 1995 will be entitled to vote.

                                        By Order of the Board of Trustees,



                                        Thomas M. Mistele, Secretary

          March 20, 1995

                          TEMPLETON GLOBAL INVESTMENT TRUST
                700 Central Avenue, St. Petersburg, Florida 33701-3628

                                   PROXY STATEMENT

                        SOLICITATION AND REVOCATION OF PROXIES

               This Proxy Statement and Notice of Meeting with accompanying form of proxy are being mailed to Shareholders of Templeton Global Rising Dividends Fund (the "Fund"), a series of Templeton Global Investment Trust (the "Trust"), on or about March 20, 1995. THEY ARE BEING FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE TRUSTEES OF THE TRUST FOR USE AT THE MEETING OF THE FUND'S SHAREHOLDERS ON APRIL 20, 1995, OR ANY ADJOURNMENT THEREOF. Semi-Annual reports for the period ended September 30, 1994, are provided upon request without charge. Such requests should be addressed to Franklin Templeton Investor Services, Inc., 700 Central Avenue, P. O. Box 33030, St. Petersburg, Florida 33733-8030 - telephone (800) 354-9191 or
          (813) 823-8712.

               Shares represented by timely and properly executed proxies will be voted as specified. Executed proxies that are unmarked will be voted in favor of the proposals set forth in the attached Notice of Meeting. Proxies given by Shareholders for use at the Meeting may be revoked at any time prior to their use. In addition to revocation in any other manner permitted by law, Shareholders giving a proxy may revoke the proxy by an instrument in writing executed by the Shareholder or by his attorney authorized in writing or, if the Shareholder is a corporation, under its corporate seal, by an officer or attorney thereof duly authorized, and deposited either at the office of the Fund at any time up to and including the last business day preceding the day of the Meeting or any adjournment thereof, or with the chairman of such Meeting on the day of the Meeting or adjournment thereof.

               The cost of soliciting proxies in the accompanying form will be borne by the Fund. In addition to solicitation by mail, proxies may be solicited by Trustees, officers and regular employees and agents of the Fund without compensation therefor. The Fund will reimburse brokerage firms and others for their expenses in forwarding proxy material to the beneficial owners and soliciting them to execute the proxies.

               As of February 28, 1995, there were 586,058,868 Shares of the Fund outstanding. Each Share of record as of the close of business on March 3, 1995 will be entitled to vote on all matters presented at the Meeting.

               The Trustees, their positions with the Trust, the Shares of the Fund owned beneficially by each, and the percent of the total outstanding Shares so owned, are as follows:

                                     Shares Owned         % of Total
          Names and Offices          Beneficially on      Outstanding
           with the Trust          February 28, 1995      Shares Owned on
                                                          February 28, 1995


          Harris J. Ashton                 0                     0
            Director

          John G. Bennett, Jr.          136,674                  .023%
            Director

          Nicholas F. Brady*             83,563                  .014%
            Director

          F. Bruce Clarke               136,469                  .023%
            Director

          Hasso-G von Diergardt-         86,031                  .014%
          Naglo
            Director

          Martin L. Flanagan*              0                     0
            Director and Vice
          President

          S. Joseph Fortunato              0                     0
            Director

          Andrew H. Hines, Jr.          136,674                  .023%
            Director

          Charles B. Johnson*              0                     0
            Director and Vice
          President

          Betty P. Krahmer               86,159                  .014%
            Director


          Gordon S. Macklin                0                     0
            Director

          Fred R. Millsaps              673,008                  .114%
            Director

          John M. Templeton*               0                     0
            Chairman of the
          Board

          ____________________

          *    Messrs. Brady, Flanagan, Johnson and Templeton are
               "interested persons" of the Trust as that term is defined in the Investment Company Act of 1940 (the "1940 Act").

               As of February 28, 1995, all of the Trustees and officers of the Trust, as a group, owned beneficially 1,338,578 Fund Shares, representing 23% of the total outstanding Shares. To the knowledge of management, no person owns beneficially or had the right to vote 5% or more of the outstanding Shares of the Fund.

               As of February 28, 1995, the Fund had net assets of $5,784,409.

               Shareholder proposals to be presented at the annual meeting of Shareholders in July, 1996, if such meeting is held, must be received at the Fund's office, 700 Central Avenue, St.
          Petersburg, Florida 33701-3628, no later than November 15, 1995.

              I.  APPROVAL OR DISAPPROVAL OF AN AMENDMENT TO THE FUND'S
                   INVESTMENT OBJECTIVE AND TO CHANGE THE FUND'S NAME

               The current investment objective of the Fund is capital appreciation. The Fund seeks to achieve its objective by investing primarily in equity securities of domestic and foreign companies that have a history of paying consistently rising dividends. The Fund's objective is considered to be fundamental, which means that it may not be changed without the approval of a majority of the Fund's outstanding Shares (as defined in the 1940
          Act).

               At a meeting of the Board of Trustees on February 24, 1995, at which all of the Independent Trustees were present and voting in person, the Board adopted, subject to Shareholder approval, a recommendation of the Fund's investment manager, Templeton, Galbraith & Hansberger Ltd. ("TGH" or the "Investment Manager"), that the Fund's investment objective be changed to total return (i.e., a combination of income and capital appreciation). In connection with this proposed change in the Fund's investment objective, it is proposed that the Fund's name be changed from "Templeton Global Rising Dividends Fund" to "Templeton Growth and Income Fund." It is proposed that these changes be effective May 8, 1995.

               If the proposed change in the Fund's investment objective is approved by Shareholders, the Fund's new objective would be to seek a high total return, comprising a combination of income and capital appreciation. In pursuit of the proposed investment objective, the Fund would follow a flexible investment policy of investing primarily in equity and debt securities of domestic and foreign companies. As used herein, "equity securities" refers to common stock, preferred stock, securities convertible into or exchangeable for such securities, warrants or rights to subscribe to or purchase such securities, and sponsored or unsponsored depositary receipts. As used herein, "debt securities" refers to bonds, notes, debentures, commercial paper, time deposits and bankers' acceptances, which may be rated in any rating category by Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Corporation ("S&P) or which are unrated by any rating agency. As an operating policy, which may be changed by the Board of Trustees, the Fund would not invest more than 5% of its total assets in debt securities rated below Baa by Moody's or BBB by S&P.

               Under the proposed new investment objective, the Fund would not be subject to the current policy of investing at least 65% of its total assets in equity securities of companies that meet the following criteria: consistent dividend increases, reinvested earnings, prospects for future earnings growth, and a strong balance sheet. While these factors may be considered by the Investment Manager in selecting equity investments for the Fund, under the new investment objective (and as reflected in the proposed new name) the Investment Manager would have the flexibility to select equity securities without reference to specific criteria as to the security's dividend paying history.

               Currently, the Fund may invest in debt securities only to the extent consistent with the objective of capital appreciation (i.e., debt securities for which the market value is expected to increase) and only in amounts up to 35% of the Fund's total assets. Under the proposed investment objective, the Fund could invest in debt securities for the purpose of generating current income, as well as for capital appreciation, if any, and without limitation as to the percentage of the Fund's assets invested in debt securities. Under the proposed investment objective, the percentage of the Fund's assets invested in equity or debt securities would vary from time to time, based on the Investment Manager's assessment of the relative total return potential of various investment vehicles.

               The Investment Manager believes that in light of the current market environment, the Fund's investment objective and policies should be changed as described above. In this regard, the Board of Trustees noted that, under the current investment objective and policies, the Fund has not attracted a sufficient level of assets under management in order to realize economies of scale, and that current Shareholders have been disadvantaged by the high expense ratio associated with the Fund's small asset level.

               If this Proposal is approved by Shareholders, the new investment objective would be deemed fundamental and could not be changed without the approval of a majority of the outstanding voting Shares of the Fund. Unless specifically identified as fundamental or unless otherwise governed by the Fund's investment restrictions as set forth in the Trust's Statement of Additional Information, the investment policies and restrictions described above could be changed by the Board of Trustees without Shareholder approval. In addition, if this proposal is approved by Shareholders, the Fund's name will be changed to "Templeton Growth and Income Fund."

               The Board of Trustees recommends that Shareholders vote FOR approval of the change in the Fund's investment objective and to change the Fund's name, effective May 8, 1995, as set forth above.

                                 II.  OTHER BUSINESS

               Management knows of no other business to be presented at the Meeting. If any additional matters should be properly presented, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons named in the proxy.

                                  INVESTMENT MANAGER

               Templeton, Galbraith & Hansberger Ltd. ("TGH" or the "Investment Manager"), Nassau, Bahamas, serves as Investment Manager of the Fund pursuant to an Investment Management Agreement dated March 14, 1994. The Investment Manager is an indirect wholly owned subsidiary of Franklin Resources, Inc. ("Franklin").

               For its services, the Fund pays the Investment Manager a fee, calculated and paid monthly, equal on an annual basis to 0.75% of the Fund's average daily net assets payable in U.S. dollars at the end of each calendar month.

               For the period from March 14, 1994 (commencement of operations) through February 28, 1995, the Investment Manager received fees from the Fund of $22,236.

                                   BUSINESS MANAGER

               Templeton Global Investors, Inc., 700 Central Avenue, St. Petersburg, Florida 33701-3628, performs certain administrative functions as Business Manager for the Fund, including payment of salaries of officers, preparation and maintenance of books and records, preparation of tax returns and financial reports, monitoring compliance with regulatory requirements and monitoring tax deferred retirement plans. The Business Manager is an indirect wholly owned subsidiary of Franklin.

               For its services, the Business Manager receives a monthly fee equal on an annual basis to 0.15% of the combined average daily net assets of the Funds included in the Trust (the Fund, Templeton Global Infrastructure Fund and Templeton Americas Government Securities Fund), reduced to 0.135% of such combined assets in excess of $200 million, to 0.10% of such assets in excess of $700 million, and to 0.075% of such assets in excess of $1,200 million. For the period from March 14, 1994 (commencement of operations) through February 28, 1995, the Business Manager received fees from the Fund of $4,450.

                                PRINCIPAL UNDERWRITER

               Franklin Templeton Distributors, Inc. ("FTD" or the "Principal Underwriter"), 700 Central Avenue, P.O. Box 33030, St. Petersburg, Florida 33733-8030, is the Principal Underwriter of the Fund's Shares. FTD is a wholly owned subsidiary of Templeton Global Investors, Inc., which is a wholly owned subsidiary of Templeton Worldwide, Inc., which, in turn, is a wholly owned subsidiary of Franklin.

               For the period from March 14, 1994 (commencement of operations) through February 28, 1995, FTD retained $23,313, or approximately 12% of the gross sales commissions charged on sales of the Fund's Shares.

                                     ADJOURNMENT

               In the event that sufficient votes in favor of the proposal set forth in the Notice of Meeting and Proxy Statement are not received by the time scheduled for the Meeting, the persons named as proxies may move one or more adjournments of the Meeting to permit further solicitation of proxies with respect to any such proposals. Any such adjournment will require the affirmative vote of a majority of the Shares present at the Meeting. The persons named as proxies will vote in favor of such adjournment those Shares which they are entitled to vote which have voted in favor of such proposals. They will vote against any such adjournment those proxies required to be voted against such proposal.

                                    VOTES REQUIRED

               The presence in person or by proxy of the holders of a majority of the outstanding Shares is required to constitute a quorum at the Meeting. Approval of the amendment to the Fund's investment objective as set forth in Proposal 1, will require the affirmative vote of the holders of a majority of the Fund's Shares, as defined in the 1940 Act, which means the affirmative vote of the holders of the lesser of either (A) 67% or more of the Fund Shares present at the Meeting, if the holders of more than 50% of the outstanding Shares of the Fund are present or represented by proxy, or (B) more than 50% of the Fund's Shares, as the case may be.

               If the accompanying form of proxy is executed properly and returned, Shares represented by it will be voted at the Meeting in accordance with the instructions on the proxy. However, if no instructions are specified, Shares will be voted in favor of all of Proposal 1. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker "non-votes" will be treated as Shares that are present but which have not been voted. For this reason abstentions and broker "non-votes" will have the effect of "no" votes for purposes of Proposal 1.

               YOU ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.

                                        By Order of the Board of Trustees,



                                        Thomas M. Mistele, Secretary

          March 20, 1995

                          TEMPLETON GLOBAL INVESTMENT TRUST
                   SPECIAL MEETING OF SHAREHOLDERS, APRIL 20, 1995


               The undersigned hereby appoints ______________ and _______________, and each of them, with full power of substitution, as proxies, to vote and act with respect to all shares of Templeton Global Rising Dividends Fund (the "Fund"), a series of Templeton Global Investment Trust (the "Trust") of the undersigned at the Special Meeting of Shareholders of the Fund to be held at 10:00 a.m., Eastern Standard Time, on Thursday, April 20, 1995 and at any adjournment thereof, and instructs them to vote as indicated on the matters referred to in the Proxy Statement for the meeting, receipt of which is hereby acknowledged, with discretionary power to vote upon such other business as may properly come before the meeting or any adjournment thereof.

               THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES OF THE FUND. The Board of Trustees recommends that you vote FOR the following proposals:


          I. Approval of an amendment to the Fund's investment objective and to change the name of the Fund.

                    FOR [   ]      Against [   ]       Abstain [   ]

               This Proxy will be voted as specified. IF NO SPECIFICATIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THESE PROPOSALS.


                              Receipt of the Notice of Special Meeting and Proxy Statement is hereby acknowledged.


                              DATED ___________________, 1995


                              ____________________________________________


                              ____________________________________________
                                   Signature(s) of Shareholder(s)


          This Proxy shall be signed exactly as your name(s) appears hereon. If as attorney, executor, guardian or in some representative capacity or as an officer of a corporation, please add title as such.


                PLEASE VOTE, SIGN AND DATE THIS PROXY AND RETURN IT IN
                         THE ENCLOSED POSTAGE PAID ENVELOPE.